Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2019 Second Quarter Results
Reports Record Revenue and Increases EPS Guidance for FY 2019

WESTFORD, Mass., July 30, 2019 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended June 29, 2019.

Second Quarter 2019 Highlights

•	Revenue increased 14% to a record $177 million

•	GAAP diluted EPS increased 31% to $1.42

•	Adjusted diluted EPS increased 33% to $1.42

•	Net income increased 32% to $16 million

•	Adjusted EBITDA increased 25% to $33 million and represented 18.5% of revenue

•	Gross margin was 42.0%

•	Bookings decreased 1% to $174 million

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The excellent start we had to 2019 continued in the second quarter with record revenue and a solid EPS guidance beat,” said Jeffrey L. Powell, president and chief executive officer. “Despite foreign currency headwinds and weakening demand in Asia, we achieved good internal revenue growth from our legacy businesses and solid performance from our recent material handling acquisition leading to record revenue of $177 million in the second quarter of 2019.

“Strong operating performance across our businesses led to our near record adjusted EBITDA of $33 million and cash flow from operations of $23 million in the second quarter of 2019. Our end-markets continue to show resiliency and discipline as they balance supply with demand, with the exception of China where market demand is weak and project activity has slowed.

“Our parts and consumables revenue and bookings in the first half of 2019 were excellent with the second quarter performance just as strong as the first quarter, and up 18 percent and 14 percent, respectively, compared to the second quarter of 2018. As a key component of our business strategy, I am pleased to see this outstanding performance in our after-market business.”

Second Quarter 2019 Results
Revenue increased 14 percent to $177.2 million compared to the second quarter of 2018, including $20.2 million from an acquisition and a $5.7 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of an acquisition and foreign currency translation, revenue increased five percent compared to the second quarter of 2018. Gross margin was 42.0 percent, including a 70 basis point negative impact from the amortization of acquired profit in inventory. Net income was $16.3 million, or $1.42 per diluted share, in the second quarter of 2019 compared to $12.3 million, or $1.08 per diluted share in the second quarter of 2018. Adjusted diluted EPS increased 33 percent to $1.42 compared to $1.07 in the second quarter of 2018. Adjusted diluted EPS in the second quarter of 2019 excludes $0.10 of amortization expense from acquired profit in inventory and backlog and a $0.10 tax benefit related to changing our permanently reinvested position on a portion of our European earnings. Adjusted diluted EPS in the second quarter of 2018 excludes $0.04 of restructuring costs and a $0.05 tax benefit related to the repatriation of foreign earnings.

Adjusted EBITDA increased 25 percent to $32.7 million compared to $26.1 million in the second quarter of 2018. Adjusted EBITDA excludes $1.5 million of amortization from acquired profit in inventory and backlog from our recent acquisition in the second quarter of 2019 and $0.6 million of restructuring costs in the second quarter of 2018. Cash flows from operations decreased 20 percent to $22.6 million compared to $28.4 million in the second quarter of 2018. Bookings decreased one percent to $174.0 million compared to $176.4 million in the second quarter of 2018, including $21.9 million from an acquisition and a $6.0 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of an acquisition and foreign currency translation, bookings decreased 10 percent compared to our best second quarter ever in 2018.

Summary and Outlook
“We are encouraged by our strong performance in the first half of the year, despite the global trade uncertainty, the unfavorable effect of foreign currency translation, and weaker end-market demand in certain sectors,” Mr. Powell continued. “For 2019, we are reaffirming our revenue guidance and raising both our GAAP and adjusted diluted EPS guidance. We now expect to achieve GAAP diluted EPS of $4.97 to $5.09, raised from our previous guidance of $4.84 to $4.99, on revenue of $700 to $710 million. The 2019 guidance includes pre-tax amortization expense associated with acquired profit in inventory and backlog of $4.9 million, or $0.33 per diluted share, pre-tax acquisition costs of $0.8 million, or $0.06 per diluted share, and a tax benefit of $1.2 million, or $0.10 per diluted share. Excluding these items, we expect adjusted diluted EPS of $5.26 to $5.38 for 2019 raised from our previous guidance of $5.20 to $5.35.

“For the third quarter of 2019, we expect GAAP diluted EPS of $1.19 to $1.25 on revenue of $170 to $174 million. The third quarter of 2019 guidance includes pre-tax amortization expense associated with acquired backlog of $0.1 million, or $0.01 per diluted share. Excluding this expense, we expect adjusted diluted EPS of $1.20 to $1.26 for the third quarter of 2019.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, July 31, 2019, at 11:00 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 7699788. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until August 30, 2019.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $20.2 million and $40.8 million from an acquisition in the second quarter and first six months of 2019, respectively. Revenue also included a $5.7 million and $12.7 million unfavorable foreign currency translation effect in the second quarter and first six months of 2019, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and discrete tax items. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax expense related to amortization of acquired profit in inventory and backlog of $1.5 million in 2019.

•	Pre-tax restructuring costs of $0.6 million in 2018.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax expense related to amortization of acquired profit in inventory and backlog of $1.2 million ($1.5 million net of tax of $0.3 million) in 2019.

•	A discrete tax benefit of $1.2 million in 2019.

•	After-tax restructuring costs of $0.4 million ($0.6 million net of tax of $0.2 million) in 2018.

•	A discrete tax benefit of $0.6 million in 2018.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax acquisition costs of $0.8 million in 2019.

•	Pre-tax expense related to amortization of acquired profit in inventory and backlog of $4.8 million in 2019.

•	Pre-tax restructuring costs of $1.3 million in 2018.

•	Pre-tax expense related to acquired backlog of $0.3 million in 2018.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax acquisition costs of $0.7 million ($0.8 million net of tax of $0.1 million) in 2019.

•	After-tax expense related to amortization of acquired profit in inventory and backlog of $3.7 million ($4.8 million net of tax of $1.1 million) in 2019.

•	A discrete tax benefit of $1.2 million in 2019.

•	After-tax restructuring costs of $1.0 million ($1.3 million net of tax of $0.3 million) in 2018.

•	After-tax expense related to acquired backlog of $0.2 million ($0.3 million net of tax of $0.1 million) in 2018.

•	A discrete tax benefit of $0.1 million in 2018.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Revenues	$177,165	$154,913	$348,481	$304,106
Costs and Operating Expenses:
Cost of revenues	102,794	86,749	203,595	169,863
Selling, general, and administrative expenses	48,467	45,132	97,786	90,908
Research and development expenses	2,762	2,728	5,383	5,597
Restructuring costs	—	569	—	1,339
	154,023	135,178	306,764	267,707
Operating Income	23,142	19,735	41,717	36,399
Interest Income	59	122	115	305
Interest Expense	(3,573)	(1,850)	(7,077)	(3,582)
Other Expense, Net	(99)	(245)	(198)	(491)

Income Before Provision for Income Taxes	19,529	17,762	34,557	32,631
Provision for Income Taxes	3,128	5,271	7,091	9,132
Net Income	16,401	12,491	27,466	23,499
Net Income Attributable to Noncontrolling Interest	(97)	(142)	(262)	(292)
Net Income Attributable to Kadant	$16,304	$12,349	$27,204	$23,207

Earnings per Share Attributable to Kadant:
Basic	$1.46	$1.11	$2.44	$2.10
Diluted	$1.42	$1.08	$2.38	$2.04

Weighted Average Shares:
Basic	11,194	11,092	11,164	11,067
Diluted	11,448	11,400	11,416	11,371

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	June 29, 2019	June 29, 2019	June 30, 2018	June 30, 2018

Net Income and Diluted EPS Attributable to Kadant, as Reported	$16,304	$1.42	$12,349	$1.08
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	432	0.04
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (e,f)	1,158	0.10	—	—
Discrete Tax Items	(1,186)	(0.10)	(574)	(0.05)
Adjusted Net Income and Adjusted Diluted EPS (a)	$16,276	$1.42	$12,207	$1.07

	Six Months Ended		Six Months Ended
	June 29, 2019	June 29, 2019	June 30, 2018	June 30, 2018

Net Income and Diluted EPS Attributable to Kadant, as Reported	$27,204	$2.38	$23,207	$2.04
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	1,021	0.09
Acquisition Costs, Net of Tax	699	0.06	—	—
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (e,f)	3,671	0.32	189	0.02
Discrete Tax Items	(1,186)	(0.10)	(130)	(0.01)
Adjusted Net Income and Adjusted Diluted EPS (a)	$30,388	$2.66	$24,287	$2.14

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				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisition
Revenues by Product Line	June 29, 2019	June 30, 2018	Increase (Decrease)	and FX (a,b)
Stock-Preparation	$50,817	$56,376	$(5,559)	$(3,476)
Fluid-Handling	34,713	32,531	2,182	3,339
Doctoring, Cleaning, & Filtration	30,560	29,543	1,017	1,980
Papermaking Systems	116,090	118,450	(2,360)	1,843
Wood Processing Systems	37,869	33,152	4,717	6,228
Material Handling Systems	20,197	—	20,197	—
Fiber-Based Products	3,009	3,311	(302)	(302)
	$177,165	$154,913	$22,252	$7,769

				Increase
				(Decrease)
				Excluding
	Six Months Ended		Increase (Decrease)	Acquisition
	June 29, 2019	June 30, 2018		and FX (a,b)
Stock-Preparation	$102,865	$101,859	$1,006	$5,653
Fluid-Handling	67,467	65,417	2,050	4,546
Doctoring, Cleaning, & Filtration	58,950	56,765	2,185	4,278
Papermaking Systems	229,282	224,041	5,241	14,477
Wood Processing Systems	71,918	72,293	(375)	3,111
Material Handling Systems	40,781	—	40,781	—
Fiber-Based Products	6,500	7,772	(1,272)	(1,272)
	$348,481	$304,106	$44,375	$16,316

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisition
Revenues by Geography (c)	June 29, 2019	June 30, 2018	Increase (Decrease)	and FX (a,b)
North America	$98,667	$75,375	$23,292	$5,782
Europe	43,813	45,032	(1,219)	1,399
Asia	23,696	25,502	(1,806)	(1,135)
Rest of World	10,989	9,004	1,985	1,723
	$177,165	$154,913	$22,252	$7,769

				Increase
				(Decrease)
				Excluding
	Six Months Ended		Increase (Decrease)	Acquisition
	June 29, 2019	June 30, 2018		and FX (a,b)
North America	$199,543	$152,991	$46,552	$11,585
Europe	82,798	86,525	(3,727)	2,138
Asia	40,774	45,650	(4,876)	(3,778)
Rest of World	25,366	18,940	6,426	6,371
	$348,481	$304,106	$44,375	$16,316

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				Increase
				(Decrease)
				Excluding
	Three Months Ended		Increase (Decrease)	Acquisition
Bookings by Product Line	June 29, 2019	June 30, 2018		and FX (b)
Stock-Preparation	$52,296	$61,217	$(8,921)	$(6,576)
Fluid-Handling	31,709	37,922	(6,213)	(5,062)
Doctoring, Cleaning, & Filtration	28,985	30,484	(1,499)	(481)
Papermaking Systems	112,990	129,623	(16,633)	(12,119)
Wood Processing Systems	36,558	44,404	(7,846)	(6,356)
Material Handling Systems	21,941	—	21,941	—
Fiber-Based Products	2,471	2,393	78	78
	$173,960	$176,420	$(2,460)	$(18,397)

				Decrease
				Excluding
	Six Months Ended		Increase (Decrease)	Acquisition
	June 29, 2019	June 30, 2018		and FX (b)
Stock-Preparation	$108,124	$117,732	$(9,608)	$(4,446)
Fluid-Handling	68,748	77,692	(8,944)	(6,146)
Doctoring, Cleaning, & Filtration	56,681	58,815	(2,134)	(48)
Papermaking Systems	233,553	254,239	(20,686)	(10,640)
Wood Processing Systems	71,440	97,133	(25,693)	(21,998)
Material Handling Systems	46,416	—	46,416	—
Fiber-Based Products	6,163	6,968	(805)	(805)
	$357,572	$358,340	$(768)	$(33,443)

	Three Months Ended		Six Months Ended
Business Segment Information	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Gross Margin:
Papermaking Systems	44.1%	45.3%	44.1%	45.4%
Wood Processing Systems	42.6%	38.9%	42.1%	39.2%
Material Handling Systems	27.9%	—%	25.2%	—%
Fiber-Based Products	47.5%	50.0%	49.1%	53.5%
	42.0%	44.0%	41.6%	44.1%

Operating Income:
Papermaking Systems	$20,061	$20,899	$38,570	$35,483
Wood Processing Systems	8,801	5,313	16,071	12,676
Material Handling Systems	488	—	(865)	—
Corporate and Other	(6,208)	(6,477)	(12,059)	(11,760)
	$23,142	$19,735	$41,717	$36,399

Adjusted Operating Income (a,d):
Papermaking Systems	$20,061	$21,468	$38,570	$36,822
Wood Processing Systems	8,801	5,313	16,071	12,928
Material Handling Systems	2,011	—	4,809	—
Corporate and Other	(6,208)	(6,477)	(12,059)	(11,760)
	$24,665	$20,304	$47,391	$37,990

Capital Expenditures:
Papermaking Systems	$1,157	$3,840	$2,514	$8,489
Wood Processing Systems	428	1,184	979	1,560
Material Handling Systems	342	—	380	—
Corporate and Other	48	36	270	162
	$1,975	$5,060	$4,143	$10,211

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	Three Months Ended		Six Months Ended
Cash Flow and Other Data	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Cash Provided by Operations	$22,612	$28,355	$32,488	$35,571
Depreciation and Amortization Expense	8,310	5,844	16,541	11,943

Balance Sheet Data			June 29, 2019	Dec. 29, 2018
Assets
Cash, Cash Equivalents, and Restricted Cash			$58,138	$46,117
Accounts Receivable, net			106,202	92,624
Inventories			109,788	86,373
Unbilled Revenues			13,728	15,741
Property, Plant, and Equipment, net			86,586	80,157
Intangible Assets			186,390	113,347
Goodwill			340,191	258,174
Other Assets			64,768	33,216
			$965,791	$725,749
Liabilities and Stockholders' Equity
Accounts Payable			$41,974	$35,720
Debt Obligations			340,166	171,434
Other Borrowings			6,623	4,387
Other Liabilities			176,468	139,637
Total Liabilities			565,231	351,178
Stockholders' Equity			400,560	374,571
			$965,791	$725,749

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	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Consolidated
Net Income Attributable to Kadant	$16,304	$12,349	$27,204	$23,207
Net Income Attributable to Noncontrolling Interest	97	142	262	292
Provision for Income Taxes	3,128	5,271	7,091	9,132
Interest Expense, Net	3,514	1,728	6,962	3,277
Other Expense, Net	99	245	198	491
Operating Income	23,142	19,735	41,717	36,399
Restructuring Costs	—	569	—	1,339
Acquisition Costs	—	—	843	—
Acquired Backlog Amortization (e)	284	—	1,282	252
Acquired Profit in Inventory (f)	1,239	—	3,549	—
Adjusted Operating Income (a)	24,665	20,304	47,391	37,990
Depreciation and Amortization	8,026	5,844	15,259	11,691
Adjusted EBITDA (a)	$32,691	$26,148	$62,650	$49,681

Adjusted EBITDA Margin (a,g)	18.5%	16.9%	18.0%	16.3%

Papermaking Systems
Operating Income	$20,061	$20,899	$38,570	$35,483
Restructuring costs	—	569	—	1,339
Adjusted Operating Income (a)	20,061	21,468	38,570	36,822
Depreciation and Amortization	3,211	3,139	6,399	6,275
Adjusted EBITDA (a)	$23,272	$24,607	$44,969	$43,097

Wood Processing Systems
Operating Income	$8,801	$5,313	$16,071	$12,676
Acquired Backlog Amortization (e)	—	—	—	252
Adjusted Operating Income (a)	8,801	5,313	16,071	12,928
Depreciation and Amortization	2,375	2,536	4,762	5,080
Adjusted EBITDA (a)	$11,176	$7,849	$20,833	$18,008

Material Handling Systems
Operating Income (Loss)	$488	$—	$(865)	$—
Acquisition Costs	—	—	843	—
Acquired Backlog Amortization (e)	284	—	1,282	—
Acquired Profit in Inventory (f)	1,239	—	3,549	—
Adjusted Operating Income (a)	2,011	—	4,809	—
Depreciation and Amortization	2,241	—	3,707	—
Adjusted EBITDA (a)	$4,252	$—	$8,516	$—

Corporate and Other
Operating Loss	$(6,208)	$(6,477)	$(12,059)	$(11,760)
Depreciation and Amortization	199	169	391	336
EBITDA (a)	$(6,009)	$(6,308)	$(11,668)	$(11,424)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with amortization of acquired profit in inventory.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,800 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 29, 2018 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; the variability and uncertainties in sales of capital equipment in China; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; cyclical economic conditions affecting the global mining industry and the continued demand for coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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